HOMESTREET ANNOUNCES PRELIMINARY RESULTS FROM ANNUAL MEETING
All Three of the Company’s Nominees, Scott M. Boggs, Douglas I. Smith and Mark R. Patterson Reelected Based on Preliminary Vote Count

All of the Company’s Proposals Including “Say on Pay” Have Been Approved Based on Preliminary Voting

SEATTLE - (May 24, 2018) - HomeStreet, Inc. (Nasdaq: HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced that based on the preliminary vote count at the Company's 2018 Annual Meeting reviewed by its proxy solicitor, all three of the Company’s director nominees, Scott M. Boggs, Douglas I. Smith and Mark R. Patterson, have been reelected to the Company’s Board of Directors.
HomeStreet previously indicated that, despite the substantial risk that votes on Roaring Blue Lion’s blue proxy cards would be considered invalid under Washington State banking law, the Company would count votes on blue proxy cards on a provisional basis, subject to the final determination as to the validity of the blue proxy cards. Notably, whether or not votes on blue proxy cards are counted, all of the Board’s nominees were reelected by a majority of the votes cast and all of the Company’s proposals have been approved.
Mark K. Mason, President and CEO of HomeStreet, said, “On behalf of the entire Board and management team, I would like to thank our shareholders for their support, as well as the highly valuable input they provided during this process. Our focus at HomeStreet continues to be on executing against our clear strategic plan in order to further diversify our business and deliver shareholder value.
“In addition, we are committed to translating the feedback we have received from our shareholders into action. We will continue to evaluate our board composition and corporate governance policies to ensure that we are taking the right steps to position the Company for success. We also appreciate the willingness of our shareholders to engage with the Company in discussing our governance practices over the course of the coming year following proxy season. Most importantly, we look forward to further dialogue with our shareholders - as well as our customers, employees and partners - around how best to maximize the potential of HomeStreet moving forward.”
The preliminary voting results also indicate that shareholders approved all other proposals considered at the Company’s 2018 Annual Meeting, including the advisory vote (non-binding) to approve executive compensation, proposal on the advisory (non-binding) vote on the frequency of future advisory shareholder votes on executive compensation and the advisory non-binding ratification of the appointment of the Company’s independent registered public accounting firm.
The Company will file the voting results, as tabulated by the independent Inspector of Elections, on a Form 8-K with the Securities and Exchange Commission within four business days.
About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services Company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company operates two primary business segments: Mortgage Banking, which originates and purchases single family residential mortgage loans, primarily for sale into secondary markets; and Commercial & Consumer Banking, including commercial real estate, commercial lending, residential construction lending, retail banking, private banking, investment, and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.
Forward-Looking Statements
This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, , are forward-looking statements. When used in this letter, terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of those terms or other comparable terms are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause us to fall short of our expectations or may cause us to deviate from our current plans, as expressed or implied by these statements. The known risks that could cause our results to differ, or may cause us to take actions that are not currently planned or expected, are described under the heading Item 1A- “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”). Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this letter.

HomeStreet, Inc.
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